SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                   May 9, 2002

                                 ---------------


                               RENTRAK CORPORATION
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-15159
                                (SEC File Number)

                                   93-0780536
                        (IRS Employer Identification No.)

              One Airport Center
              7700 N.E. Ambassador Place
              Portland, Oregon                                  97220
              (Address of principal executive offices)        (Zip Code)

              Registrant's telephone number, including area code:(503) 284-7581




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Item 4. Changes in Registrant's Certifying Accountant.

On May 9, 2002, due to the closure of the Portland, Oregon, office of Arthur Andersen LLP and based on a recommendation of the Audit Committee, the registrant's Board of Directors approved the dismissal of Arthur Andersen LLP as its independent public accountants. Arthur Andersen LLP's reports on the consolidated financial statements of Rentrak Corporation and subsidiaries for the fiscal years ended March 31, 2000, and March 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since March 31, 1999, we have not had any disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of a letter addressed to the Securities and Exchange Commission from Arthur Andersen LLP stating that it agrees with the above statements is attached as Exhibit 16.

Also on May 9, 2002, based upon a recommendation of the Audit Committee and approval of the Board of Directors, the firm of KPMG LLP was engaged to be Rentrak Corporation's independent public accountants. Since March 31, 1999, we have not consulted KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

Exhibits:

16 - Letter re: change in certifying accountant




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   RENTRAK CORPORATION


Dated:  May 10, 2002               By: /s/ Mark L. Thoenes
                                   ---------------------------------------------
                                   Title:  Chief Financial Officer